UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):     March 11, 2009


              SELIGMAN LASALLE INTERNATIONAL REAL ESTATE FUND, INC.
             (Exact name of Registrant as specified in its charter)

       Maryland                         811-22031               20-8597138
(State or other jurisdiction     (Commission File Number)   (I.R.S. Employer
    of incorporation)                                        Identification No.)

                                100 Park Avenue,
                            New York, New York 10017
               (Address of principal executive offices, zip code)

Registrant's telephone number, including area code    (212) 850-1864

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

SECTION 7 - REGULATION FD DISCLOSURE

Item 7.01 Regulation FD Disclosure.

On March 11, 2009, the Audit Committee of Seligman LaSalle International Real Estate Fund, Inc. (the "Fund") recommended and the Board of Directors approved the appointment of Ernst & Young LLP as independent auditors for the Fund effective March 18, 2009. As of March 11, 2009 Deloitte & Touche LLP ("Deloitte") no longer serves as the Fund's independent auditors. Deloitte completed the audit of the Fund's financial statements for the fiscal year ended December 31, 2008 and issued its report on February 27, 2009. Beginning March 18, 2009, Ernst & Young LLP will act as independent auditors for all funds in the RiverSource Family of Funds, including the Fund and all other registered investment companies that were previously part of the Seligman Fund Complex.

Deloitte's report on the Fund's financial statements for the year ended December 31, 2008 and the period-ended December 31, 2007 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During such fiscal periods and through March 11, 2009, there were no disagreements between the Fund and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedures, which such disagreements, if not resolved to the satisfaction of Deloitte, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the financial statements for such fiscal periods.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            SELIGMAN LASALLE INTERNATIONAL REAL
                                            ESTATE FUND, INC.


Date:    March 11, 2009


                                            By: /s/ Joseph D'Alessandro
                                                -----------------------
                                                    Joseph D'Alessandro
                                                    Assistant Secretary